Exhibit 1.1

1,250,000 Units

Path 1 Network Technologies Inc.

UNDERWRITING AGREEMENT

July 30, 2003

Paulson Investment Company, Inc.

As Representative of the Several Underwriters

811 SW Naito Parkway, Suite 200

Portland, Oregon 97204

Gentlemen:

Path 1 Network Technologies, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as Representative (the “Representative”) an aggregate of 1,250,000 Units (the “Firm Units”). Each Unit will consist three shares (individually, a “Share” and, collectively, the “Shares”) of the common stock, par value $0.001, of the Company (“Common Stock”) and two warrants (individually, a “Warrant” and, collectively, the “Warrants”) each to purchase one share of Common Stock. The Warrants are to be issued under the terms of a Warrant Agreement (the “Warrant Agreement”) by and between the Company and Registrar and Transfer Company, as warrant agent (the “Warrant Agent”), in each case substantially in the form most recently filed as an exhibit to the Registration Statement (hereinafter defined). The respective number of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to grant to the Representative an option to purchase in aggregate up to 187,500 additional Units, identical to the Firm Units (the “Option Units”), as set forth below. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the “Units.”

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

(a) A registration statement on Form SB-2 (File No. 333-105638) with respect to the Units has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the “Act”) and the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means (i) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Units, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Except as described in the Registration Statement, the Company does not own a controlling interest in any other corporation or other business entity that has any material assets, liabilities or operations. Each entity that the Registration Statement discloses as being controlled by the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing under the laws of its jurisdiction of organization and has the necessary legal power and authority to own or lease its properties and to conduct its business as described in the Registration Statement. The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.

(c) The outstanding shares of each class or series of capital stock or other equity interests of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Registration Statement, have been issued and sold by the Company or the Subsidiary in compliance in all material respects with applicable securities laws; the issuance and sale of the Units have been duly authorized by all necessary corporate action and, when issued and paid for as contemplated herein, the Units will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any security of the Company or the issue and sale thereof. Except as set forth in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. The Company has duly and validly reserved, out of its authorized and unissued Common Stock, for issuance upon exercise of Warrants a number of shares sufficient for such purposes, including Warrants included in the Option Units and Units obtainable on exercise of the Representative’s Warrants issuable as described in Section 2(d) (the “Representative’s Warrants”).

(d) The information set forth under the caption “Capitalization” in the Prospectus is true and correct. The Common Stock conforms and the Warrants and the Representative’s Warrants will conform to the description thereof contained in the Registration Statement. The forms of certificates for the Common Stock, the Warrants and the Representative’s Warrants conform to the requirements of the corporate law of Delaware.

(e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by the Company and will conform to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

(f) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries at the indicated dates and for the indicated periods. The impact of each material accounting judgment made in the preparation of the financial statements included in the Registration Statement has been fairly and adequately disclosed in the notes thereto or elsewhere in the Registration Statement. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed in the Registration Statement, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(g) Swenson Advisors, LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. There are no facts or circumstances that would cause the selection and/or engagement of Swenson Advisors, LLP as auditors of the Company’s financial statements included in the Registration Statement or the Prospectus to constitute a violation of Title II of the Sarbanes-Oxley Act of 2002 or any rules adopted or proposed to be adopted pursuant thereto.

(h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative agency or otherwise which if determined adversely to the Company or such Subsidiary could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

(i) The Company and each Subsidiary either has or has disposed of in the ordinary course of business since March 31, 2003 good and marketable title to all of its properties and assets, tangible and intangible, reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date that is a part of the financial statements included in the Registration Statement, and has good and marketable title to all other property described in the Registration Statement as owned by the Company or a Subsidiary, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material. All of the leases and subleases under which the Company or any Subsidiary holds properties are in full force and effect (with only such exceptions as are commonly accepted by prudent companies engaged in the business of the Company or such Subsidiary) and neither the Company nor any Subsidiary has received notice of any claim that is materially adverse to the rights of the Company or any Subsidiary under any of such leases or subleases.

(j) The Company, for itself and its Subsidiaries that have been consolidated for tax purposes, has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company. Except as described in the Registration Statement, all of the Subsidiaries are consolidated with the Company for tax purposes.

(k) Since the respective dates as of which information is given in the Registration Statement, as it may have been amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company or any Subsidiary, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any Subsidiary has any material contingent obligations which are not disclosed in the Company’s financial statements included in the Registration Statement or elsewhere in the Prospectus.

(l) Neither the Company nor any Subsidiary is, nor, with the giving of notice or lapse of time or both, will any such entity be, in violation of or in default under its Certificate of Incorporation or Bylaws or other charter documents or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company or such Subsidiary or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or such Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which any member of the Company is a party, or of the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(n) The Company or a Subsidiary holds all material patents, patent rights trademarks, trade names, copyrights, trade secrets and licenses of any of the foregoing (collectively, “Intellectual Property Rights”) that are necessary to the conduct of its businesses; there is no claim pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers, directors or employees alleging any infringement of Intellectual Property Rights, or any violation of the terms of any license relating to Intellectual Property Rights, nor does the Company know of any basis for any such claim. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company or a Subsidiary. The Company or a Subsidiary has obtained, is in compliance in all material respect with and maintains in full force and effect all material licenses, certificates, permits, orders or other, similar authorizations granted or issued by any governmental agency (collectively “Government Permits”) required to conduct its business as it is presently conducted. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company’s best knowledge, is threatened against the Company or any Subsidiary, and the Company has no reason to anticipate that any such proceeding will be commenced against the Company or any Subsidiary. Except as disclosed or contemplated in the Prospectus, the Company has no reason to believe that any pending application for a Government Permit will be denied or limited in a manner inconsistent with the Company’s business plan as described in the Prospectus.

(o) The Company and each Subsidiary is in all material respects in compliance with all applicable Environmental Laws. The Company has no knowledge of any past, present or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that (i) would interfere with or prevent compliance with any Environmental Law by the Company or any Subsidiary or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company or any Subsidiary and related to Hazardous Substances or Environmental Laws. Except for the prudent and safe use and management of Hazardous Substances in the ordinary course of the Company’s business, (i) no Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled by the Company on or at any Facility. No litigation, claim, proceeding or governmental investigation is pending regarding any environmental matter for which the Company or any Subsidiary has been served or otherwise notified or, to the knowledge of the Company, threatened or asserted against the Company or any Subsidiary, or the officers or directors of the Company or any Subsidiary in their capacities as such, or any Facility or the Company’s business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company or any Subsidiary, any Facility or any of the Company’s or any Subsidiary’s operations. Neither the Company nor any Subsidiary has received from a governmental authority or other person (i) any notice that it is a potentially responsible person for any Contaminated site or (ii) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company or any Subsidiary regarding any environmental matter. The Company has disclosed in the Prospectus or made available to the Underwriters and their counsel true, complete and correct copies of any reports, studies, investigations, audits, analyses, tests or monitoring in the possession of or initiated by the Company or any Subsidiary pertaining to any environmental matter relating to the Company, any Subsidiary, their past or present operations or any Facility.

For the purposes of the foregoing paragraph, “Environmental Laws” means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act and any similar or comparable state or local law; “Hazardous Substance” means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; “Contaminated” means the actual existence on or under any real property of Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; “Facility” means any property currently owned, leased or occupied by the Company.

(p) Neither the Company, nor to the Company’s best knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action which is designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or the Warrants to facilitate the sale or resale of the Units.

(q) The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has adopted Disclosure Controls and Procedures, as defined in Section 13a-14(c) of the rules and regulations adopted under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and has implemented such procedures as adopted and has evaluated the effectiveness of such Disclosure Controls and Procedures not less than ninety days prior to the filing date of each report on Form 10-Q or Form 10-K filed by the Company since August 29, 2002.

(s) The Company and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

(t) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred and the Company does not expect that it or any Subsidiary will incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u) The Company and each Subsidiary is in material compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses or other requirements imposed by any governmental body applicable to it, including, without limitation, all applicable laws, rules, regulations, licenses or other governmental standards applicable to the its business; and the conduct of the business of the Company and each Subsidiary, as described in the Prospectus, will not cause the Company or such Subsidiary to be in violation of any such requirements.

(v) Each of the Warrants and the Representative’s Warrants have been authorized for issuance to the purchasers thereof or to the Representative or its designees, as the case may be, and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Warrant Agreement or Representative’s Warrants, as the case may be, filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Warrants and the Representative’s Warrants, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Warrants and the Representative’s Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken. The execution by the Company of the Warrant Agreement and the Representative’s Warrants has been duly authorized by all required action of the Company and, when so executed and delivered (and assuming due and valid execution by the Warrant Agent, in the case of the Warrant Agreement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(w) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement of any kind, including, without limitation, any compensation with respect to the offering of the Units, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

(x) Except as described in the Prospectus, the Company does not directly or indirectly control or have a material interest in any other business entity.

(y) The Common Stock is traded on the OTC Bulletin Board. The Units, the Common Stock and the Warrants have been approved for listing on the American Stock Exchange (“AMEX”) upon the effectiveness of the Registration Statement and the Company has satisfied all of the requirements of AMEX for such listing and for the trading of its Common Stock, Units and Warrants on AMEX.

(z) The Company has adopted organizational structures and policies sufficient to comply with the requirements of the AMEX corporate governance rules in effect as of the date hereof (collectively, the “AMEX Corporate Governance Rules”). Without limiting the generality of the foregoing, the Company’s Board of Directors has validly appointed an Audit Committee and a Compensation Committee whose composition satisfies the requirements of the AMEX Corporate Governance Rules. The Board of Directors and/or the Audit Committee or Compensation Committee, as the case may be, has adopted a charter governing the respective activities of the Audit and Compensation Committees that satisfies the requirements of the AMEX Corporate Governance Rules. The Audit Committee and the Compensation Committee have each acted in accordance with the provisions of their respective charters, as amended from time to time.

(aa) Neither the Board of Directors nor the Audit Committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(bb) Each of the certifications made by the principal executive and principal financial officers of the Company pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted thereunder was correct in all material respects when made.

(cc) The Company and each Subsidiary has complied with all provisions of Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

2. Purchase, Sale and Delivery of the Units.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.99 per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representative, by bank wire to an account specified by the Company, certified or bank cashier’s checks drawn to the order of the Company, against either uncertificated delivery of Firm Units or of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Such payment is to be made at the offices of the Representative at the address set forth on the first page of this agreement, at 7:00 a.m., Pacific time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Units are delivered at closing, the certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Units at the price per Unit as set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by the Representative to the Company setting forth the number of Option Units as to which the Underwriters are exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which certificates representing such Units are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in New York Clearing House funds and, at the option of the Representative, by bank wire to an account specified by the Company, or certified or bank cashier’s check drawn to the order of the Company for the Option Units to be sold by the Company in consideration either of uncertificated delivery of Option Units or delivery of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Except to the extent uncertificated Option Units are delivered at closing, the certificates for the Option Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Option Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Option Closing Date.

(d) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the Closing, for itself alone and not as Representative of the Underwriters, as additional compensation for its services, Representative’s Warrants for the purchase of up to 125,000 Units at a price of $12.96 per Unit, upon the terms and subject to adjustment and conversion as described in the form of Representative’s Warrants filed as an exhibit to the Registration Statement.

3. Offering by the Underwriters.

(a) It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Representative will have offered them to the public on the foregoing terms.

(b) It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and

Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c) The Company will cooperate with the Representative in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Units.

(d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel to the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time the Prospectus is so delivered, be misleading, or so that the Prospectus will comply with the law.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(g) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company’s financial statements; provided, however, that to the extent such documents, reports and information are filed via EDGAR, such documents, reports and information shall be deemed to have been delivered hereunder.

(h) The Company will make no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or agreement therefor), directly or indirectly, for a period of ninety days after the date of this Agreement otherwise than hereunder, or pursuant to contractual obligations existing on the date hereof or pursuant to employee benefit plans in effect on the date hereof, or with the prior written consent of the Representative, which consent will not be unreasonably withheld.

(i) The Company will use its best efforts to list, subject to notice of issuance of the Units, the Common Stock and the Warrants on the AMEX and to cause such listing to remain in effect with respect to each such security unless and until (i) such security expires; (ii) such security is listed on another exchange of at least comparable reputation; or (iii) the Company is no longer required to file reports under Section 12 of the Exchange Act.

(j) The Company has caused each officer and director and each person who owns, beneficially or of record, shares of the Common Stock constituting 5% or more of the Common Stock outstanding immediately prior to the date hereof to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters (“Lockup Agreements”), pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition) for a period of ninety days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative.

(k) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock, and shall comply with the provisions of the Warrant Agreement with respect to the appointment and maintenance of a Warrant Agent for the Warrants.

(n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5. Costs and Expenses.

(a) The Representative shall be entitled to reimbursement from the Company, for itself alone and not as Representative of the Underwriters, to a non-accountable expense allowance equal to 2.25% of the aggregate initial public offering price of the Firm Units and any Option Units purchased by the Underwriters. The Representative shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Units or the Option Units, as the case may be.

(b) In addition to the payment described in Paragraph (a) of this Section 5, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the AMEX listing application, the costs of due diligence investigation of the principals of the Company, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including any fees and disbursements) incident to securing the required review by the NASD Regulation, Inc.) of the underwriting terms and arrangements; the AMEX listing fee; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Units under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Units to the several Underwriters will be paid by the Company. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed Units by the Underwriters to employees and persons having business relationships with the Company. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) (except that, if this Agreement shall not be consummated, then the Company shall reimburse the several Underwriters for accountable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Heller Ehrman White & McAuliffe LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in substantially the form attached hereto as Schedule II. The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of John R. Zavoli, General Counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a material adverse effect upon the business of the Company.

(c) The Representative shall have received from Stoel Rives LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect that (i) the Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act and (ii) the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein). In rendering such opinion Stoel Rives LLP may rely as to all matters governed other than by the laws of the State of Oregon or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Stoel Rives LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(d) The Representative shall have received at or prior to the Closing Date from Stoel Rives LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Units under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

(e) The Representative, on behalf of the several Underwriters, shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Swenson Advisors, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

(iv) He has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(h) The Common Stock and the Warrants have been approved for listing upon notice of issuance of the Units on AMEX.

(i) The Lockup Agreements described in Section 4(j) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Stoel Rives LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Units, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Units to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect and eliminated such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter”

includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriters, to

Paulson Investment Company, Inc.

811 SW Naito Parkway

Portland, Oregon 97204

Attention: Chester L.F. Paulson

with a copy, which shall not constitute notice, to

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2300

Portland, Oregon 97204

Attention: John J. Halle

if to the Company, to

Path 1 Network Technologies, Inc.

6215 Ferris Square, Suite 140

San Diego, California 92121

Attention: Frederick A. Cary;

with copy, which shall not constitute notice, to

Heller Ehrman White & McAuliffe LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, CA 92122

Attention: Hayden J. Trubitt

11. Termination. This Agreement may be terminated by you by notice to the Company as follows:

(a) at any time prior to the earlier of (i) the time the Units are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

(b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Units or to enforce contracts for the sale of the Units, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the AMEX or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Common Stock or the Warrants by the Commission or AMEX, or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(c) as provided in Sections 6 and 9 of this Agreement.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(b) of Regulation S-B under the Act and the information under the caption “Underwriting” in the Prospectus.

14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon. All disputes relating to this Underwriting Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

(Remainder of page intentionally left blank; signature page follows)

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PATH 1 NETWORK TECHNOLOGIES, INC.

By:	/s/ John R. Zavoli
Name: John R. Zavoli
Title:CFO & General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

PAULSON INVESTMENT COMPANY, INC. As Representative of the several Underwriters listed on Schedule I

By:	/s/ Chester L.F. Paulson
Name: Chester L.F. Paulson
Title: Chairman

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Units to Be Purchased
Paulson Investment Company, Inc.	1,113,000
I-Bankers Securities Incorporated	137,000

Total	1,250,000

SCHEDULE II

Opinion of Company Counsel

[see attached]

PAULSON INVESTMENT COMPANY, INC.

As Representative of the several Underwriters

811 SW Naito Parkway, Suite 200

Portland, OR 97204

Re:	Path 1 Network Technologies Inc.

Ladies and Gentlemen:

We have acted as counsel to Path 1 Network Technologies Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated as of             , 2003 (the “Agreement”), between the Company and Paulson Investment Company, Inc. as representative of the several underwriters (the “Representative”) regarding the sale of              units of the Company’s securities (the “Units”), each unit consisting of three shares of the Company’s common stock (the “Common Stock”) and two warrants (each a “Warrant”) to purchase one share of common stock; and the preparation of the Registration Statement (Commission No. 333-105638), as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Securities Act of 1933 (the “Act”) (the “Registration Statement”) and the prospectus in the form deemed to be a part of the Registration Statement as filed pursuant to Rule 424(b) of the Act on             , 2003 (the “Prospectus”).

This opinion is being rendered pursuant to Section 6(b) of the Agreement. Capitalized terms used without definition in this opinion shall have the meanings ascribed to them in the Agreement.

I.

In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

a. The Certificate of Incorporation of the Company originally filed with the Secretary of State of the State of Delaware on January 30, 1998;

b. The Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 16, 1998;

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c. The Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 13, 1999;

d. The Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 28, 2000;

e. The Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 27, 2002 (together with the documents listed in items a through d above, the “Certificate”);

f. The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

g. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees thereof and the stockholders of the Company relating to (i) the transactions contemplated by the Agreement and (ii) the issuance of all outstanding securities of the Company;

h. A Certificate of Good Standing relating to the Company, issued by the Secretary of State of the State of Delaware, dated             , 2003;

i. A Certificate of Status—Domestic Corporation relating to the Company issued by the Secretary of State of the State of California, dated             , 2003;

j. A Certificate of Good Standing relating to the Company, issued by the California Franchise Tax Board, dated             , 2003;

k. The agreements, leases or other contracts or instruments that are filed as exhibits to the Registration Statement;

l. A certificate of the Company’s Chief Financial Officer as to certain factual matters (the “Officer’s Certificate”);

m. The Registration Statement;

n. The Prospectus;

o. A capitalization report from the Company’s transfer agent certified to us by an officer of the Company as being complete and accurate as of the date of this opinion;

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p. Specimen certificates evidencing each of (i) the Units, (ii) the Warrants and (iii) the Common Stock;

q. A letter from the American Stock Exchange LLC to the Company, dated             , 2003, related to approval for the listing of the Units, Warrants and Common Stock on the American Stock Exchange; and

r. Such other records, documents and instruments as we have deemed necessary for the purpose of rendering the opinions contained herein.

Our opinion is rendered subject to the following qualifications:

A. Our opinion in Paragraph 1 of Part III below that the Company is validly existing and in good standing in the State of Delaware is based solely on the records identified in Items (a) through (e) and (h) of Part I.

B. Our opinion in Paragraph 7 of Part III below as to (i) securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company, is based solely on the Officer’s Certificate (and we are not aware of any facts contradicting the statements made in the Officer’s Certificate), and (ii) the fully paid status of the outstanding shares of capital stock of the Company is based solely on the Certificate and on representations set forth in the Officer’s Certificate that the Company has received the amount of consideration recited in the applicable agreements and board resolutions pursuant to which such capital stock of the Company was issued (and we are not aware of any facts contradicting the statements made in the Officer’s Certificate).

C. Our opinion in Paragraph 10 of Part III below is based solely upon telephone communications between an attorney of this firm and a member of the Commission Staff, on             , 2003, confirming that that the Registration Statement has become effective under the Act, communications between an attorney of this firm and a member of the Commission Staff, on             , 2003, confirming that no stop order has been issued with respect to the Registration Statement and statements in the Officer’s Certificate that no stop order proceedings with respect to the Registration Statement are pending or threatened under the Act.

D. Our opinion in Paragraph 14 of Part III below is based on representations set forth in the Officer’s Certificate.

In connection with our opinion in Paragraph 12 of Part III below (and elsewhere) as to the Company’s compliance with financial covenants or similar provisions relating to agreements or instruments filed as exhibits to the Registration Statement, if it would require us to perform calculations, our opinion is based solely on representations set forth in the Officer’s Certificate that the Company is in compliance with such financial covenants or similar provisions (and we are not

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aware of any facts contradicting the statements made in the Officer’s Certificate). In connection with our opinion in Paragraph 12 of Part III below (and elsewhere) relating to agreements or instruments filed as exhibits to the Registration Statement, we express no opinion as to (i) the existence or occurrence of a “material adverse event” or words of similar import, or (ii) parol evidence bearing on interpretation or construction. To the extent that the Agreement or any other agreement or instrument filed as an exhibit to the Registration Statement are governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of California, our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

Where our opinion relates to our “knowledge,” such knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are or have been involved in substantive legal representation of the Company regarding the Agreement and the transactions contemplated thereby.

We have also assumed that there are no facts or circumstances relating to the Representative or any holder of securities that might prevent it from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation by the Representative, regulatory prohibitions relating to the Representative or failure on the part of the Representative to qualify to do business in any state where such qualification is a prerequisite to enforcement of rights under the Agreement).

II.

With respect to the opinions set forth in Part III below, we express no opinion as to:

A. Any securities law anti-fraud provisions, or any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

B. The securities laws of any jurisdiction other than the federal securities laws.

C. The applicable choice of law rules that may affect the interpretation of any agreement or instrument.

D. The financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus.

This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and the Delaware General Corporation Law. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any foreign regional or local governmental body.

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III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Agreement and to issue, sell and deliver the Units as contemplated by the Agreement.

2. The Agreement, Warrant Agreement (as defined in the Agreement) and Warrants have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company.

3. The Units have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of or subject to any preemptive rights arising under the Certificate or the Delaware General Corporation Law or, to our knowledge, any contractual preemptive rights.

4. When duly executed, authenticated, issued and delivered as contemplated in the Registration Statement and the Warrant Agreement, the Warrant Agreement and the Warrants will constitute legally binding obligations of the Company, enforceable against it in accordance with their terms and, in the case of the Warrants, entitled to the benefits of the Warrant Agreement; subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, whether such proceeding is considered a proceeding in equity or in law.

5. The Warrants are exercisable to purchase Common Stock in accordance with the terms of the Warrant Agreement; the shares of Common Stock initially issuable upon exercise of the Warrants (including Warrants included in the Option Units and Warrants issuable on exercise of the Representative’s Warrants have been duly authorized and reserved for issuance upon such exercise, and, when issued upon such exercise in accordance with the terms of the Warrant Agreement will be validly issued, fully paid and nonassessable.

6. The Representative’s Warrants have been duly authorized by all necessary corporate action on the part of the Company. When duly executed, issued and delivered as contemplated in the Registration Statement, the Representative’s Warrants will constitute the legally binding obligation of the Company, enforceable against it in accordance with their terms; subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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7. The authorized, issued and outstanding capital stock of the Company as of             , 2003 is as set forth under the heading “Actual” under the caption “Capitalization” in the Prospectus; to our knowledge, except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of, or subject to, any preemptive rights arising under the Certificate or the Delaware General Corporation Law or, to our knowledge, except as described in the Prospectus, any contractual preemptive rights, rights of first refusal and similar rights.

8. The Company’s securities identified under the caption “Description of Capital Stock” in the Registration Statement and Prospectus conform in all material respects to the descriptions contained therein. The certificates for the Common Stock and the Warrants are in due and proper form.

9. The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which we express no opinion), as of the effective date of the Registration Statement, comply as to form in all material respects with the requirements of the Act.

10. The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

11. No approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units and consummation by the Company of the transactions as contemplated by the Agreement other than (i) registration of the offer and sale of the Units under the Act, and (ii) as have been obtained under the Securities Exchange Act of 1934 (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters).

12. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and

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will not conflict with, or result in any breach of, or constitute a default under any provision of the Certificate or Amended and Restated Bylaws of the Company, and except as disclosed in the Registration Statement and the Prospectus, under any provision of any agreement or instrument which is an exhibit to the Registration Statement, or under any federal or California state law, regulation or rule known to us or, to our knowledge, any decree, judgment or order applicable to the Company. We have no actual knowledge that the execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will conflict with, or result in any breach of, or constitute a default under any provision of any of the Company’s other agreements or instruments.

13. To our knowledge, there are no contracts, agreements, instruments or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

14. To our knowledge and except as disclosed in the Registration Statement and the Prospectus, there are no material actions, suits or proceedings pending or threatened against the Company at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

15. The disclosure in the Prospectus under the caption “Description of Securities,” insofar as such statements constitute a summary of law or documents referred to therein, fairly present the information called for by Form SB-2 with respect to such law and documents.

16. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act of 1940.

IV.

In connection with the registration of the Units, Warrants and Common Stock, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in Paragraphs 9 and 15 of Part III), on the basis of the information which was developed in the performance of our services (relying as to materiality upon the opinions of officers and other representatives of the Company) and without independent verification, no facts have come to our

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attention that cause us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement, and at all times up to the date of this opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

V.

This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

Very truly yours,